UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
Item 7.01	Regulation FD Disclosure.

On February 1, 2012, the Registrant issued a press release announcing its results for the quarter ended December 31, 2011.  The full text of the press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Exhibit 99.1 is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 27, 2012, management and the Audit Committee (the “Committee”) of the Board of Directors of the Registrant concluded that an error existed in the Registrant’s previously issued financial statements relating to accounting for a deferred income tax liability that requires correction.  During 2011, the Registrant undertook an analysis of the tax basis of certain businesses in connection with a review of its organizational structure.  As a result of this review, the Registrant determined that the original deferred income tax provision recorded in 2002 in connection with a series of transactions, which included the exchange of certain of the Registrant’s media businesses for certain other assets, was incorrectly calculated and incorrectly allocated to a former subsidiary.  The correction of these errors as of December 31, 2010, 2009 and 2008 increased non-current deferred income tax liabilities and reduced shareholders’ equity by $380.9 million and increased shareholders’ equity and reduced deferred income taxes as of December 31, 2007 by $241.9 million. There is also a reclassification of non-current deferred income tax assets of $110.5 million and $102.3 million as of December 31, 2010 and 2009, respectively, which is required because non-current deferred income tax assets and liabilities of the same tax jurisdiction must be presented on the consolidated balance sheet on a net basis.  Correcting these errors has no impact on the Registrant’s consolidated statement of operations or consolidated statement of cash flows.

This deferred income tax liability is non-cash in nature, as it can be effectively permanently deferred as long as the Registrant maintains the relevant portions of its organizational structure (which it fully intends to do).  The Registrant does not anticipate any circumstances in which the deferred income tax liability would be realized.

Management and the Committee also concluded that certain previously issued consolidated financial statements included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as the Registrant’s quarterly reports on Form 10-Q for each of the periods ended March 31, 2011, June 30, 2011, and September 30, 2011, can no longer be relied upon, as these statements contain the error related to this $380.9 million deferred income tax liability.  Immediately after the filing of this Form 8-K, the Registrant will be amending and restating its consolidated financial statements by filing an amended Form 10-K for the year ended December 31, 2010 and amended Forms 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011.  Management and the Committee have discussed this matter with the Registrant’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Senior Vice President,
General Counsel and Secretary

Date:  February 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of IAC/InterActiveCorp dated February 1, 2012.